                                                                   EXHIBIT 10.29




                         THIRD AMENDMENT TO EMPLOYMENT
                            AND CONSULTING AGREEMENT





     THIS THIRD AMENDMENT TO EMPLOYMENT AND CONSULTING  AGREEMENT
(this "Amendment") is made as of August 22, 1995, by and among SANDY CORPORATION, a Michigan corporation (the "Corporation"), WILLIAM
H. SANDY ("Employee"), and MARJORIE M. SANDY ("Mrs. Sandy").

                                   RECITALS:

     A.   Employee is Chairman and Chief Executive Officer of the
Corporation.

     B. The Corporation and Employee entered into an Employment and Consulting Agreement dated as of November 4, 1985, as amended by a First Amendment to Employment and Consulting Agreement dated as of April 1, 1986, and by an Amendment to Consulting Agreement dated as of August 31, 1994 (such Employment and Consulting
Agreement,  as   amended,  being   referred  to  herein   as  the
"Agreement"), pursuant to which Employee is and has been employed by the Corporation.

     C. Section 2 of the Agreement provides that Employee is to receive from the Corporation an annual bonus award during the Active Employment Period (as that term is defined in the Agreement).

     D. Employee's Active Employment Period shall terminate upon the date of the closing (the "Closing Date") of the merger of ADP Mergerco, Inc., a Michigan corporation, with and into the Corporation (the "Merger"), which Closing Date shall occur during the Corporation's 1996 fiscal year.

     E. Section 3 of the Agreement provides for Employee's retention as a consultant to the Corporation for a period of five years (the "Consulting Period") upon termination of Employee's
Active Employment Period.

     F.   Employee estimates that the present value of the sum of
(i) all compensation and benefits to be paid to him under Sections 3 and 5 of the Agreement and (ii) the bonus award, if any, payable to Employee in respect of the period from September 1, 1995 through the Closing Date under Sections 2 and 5 of the Agreement, will be approximately $1,475,000 on the Closing Date.

     G.   The  Corporation   and  Employee  wish   to  amend  the
Agreement to provide for the acceleration of certain payments to be made by the Corporation to Employee under the Agreement and to amend certain other provisions contained in the Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Acceleration of Payments. In full and complete satisfaction of (i) the Corporation's obligations to pay and provide compensation and benefits to Employee under Sections 3 and 5 of the Agreement and (ii) the Corporation's obligation, if any, to pay a bonus award to Employee in respect of the period from September 1, 1995 through the Closing Date under Sections 2 and 5 of the Agreement, the Corporation agrees to pay Employee the sum of $1,475,000 on the Closing Date.

     2. Termination of Active Employment Period; 1995 Bonus. Notwithstanding anything to the contrary contained in Section 6 of the Agreement, Employee's Active Employment Period shall terminate, and Employee's Consulting Period shall commence, on the Closing Date. During the period from September 1, 1995 until the Closing Date, Employee's base salary (as defined in the Agreement) shall continue to be paid at the base salary rate paid during the 1995 fiscal year. Any bonus due to Employee for employment during the period of September 1, 1994 through August 31, 1995 shall be calculated based on the Corporation's net income, as determined in accordance with generally accepted accounting principles consistently applied (which determination shall take into account all expenses incurred by the Corporation in connection with the Merger and in connection with the consideration of any other business combination).

     3. Permanent Waiver of Foregone Compensation. Employee hereby permanently and irrevocably waives any rights he may have in respect of any amounts of compensation heretofore voluntarily deferred by him, including, without limitation, all amounts of compensation deferred pursuant to his July 26, 1988 letter to the Compensation Committee and his July 20, 1992 letter to Peter Steffes.

     4. Effect on Agreement. Except to the extent specifically modified herein, the Agreement shall remain binding on the Corporation and Employee and shall remain in full force and effect.

     5.   Consent  of Mrs.  Sandy.   Mrs.  Sandy consents  to the
actions taken by this Amendment, including specifically the amendment of any right to health care benefits given to her under the Agreement.

     6.   Counterparts.   This  Amendment  may  be  executed  in
several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.



                                           SANDY CORPORATION



                                           By: Raymond A. Ketchledge
                                               ------------------------
                                                   President
                                           Its:
                                               ------------------------
                                                   William H. Sandy
                                               ------------------------
                                                   WILLIAM H. SANDY

                                                   Marjorie M. Sandy
                                               ------------------------
                                                   MARJORIE M. SANDY